Exhibit 99.1

CBL & ASSOCIATES PROPERTIES, INC.
LETTERHEAD





Contact:   Katie Reinsmidt
           Director of Investor Relations
           (423) 490-8301


            CBL & ASSOCIATES PROPERTIES REPORTS THIRD QUARTER RESULTS

o Declares 10.4% increase in quarterly common dividend to $0.5050 per share or $2.02 annually - fifth consecutive year of double-digit increase.

o FFO per share increased 8.3% to $0.78 in the third quarter over the prior year period after adjustment for one-time gains and fee income of $0.26 per share.

o Same-center NOI was unchanged during the quarter and increased 2.4% during the nine months ended September 30, 2006.

o    Same store sales improved by 4.5% year-to-date.

o    Portfolio occupancy was 92.6% as of September 30, 2006.

CHATTANOOGA, Tenn. (November 2, 2006) - CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter and nine months ended September 30, 2006. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

       Net income available to common shareholders for the third quarter ended September 30, 2006, was $14,337,000 compared with $60,093,000 for the prior-year period. Net income available to common shareholders per diluted share was $0.22 in the third quarter ended September 30, 2006, compared with $0.92 for the prior-year period. Net income available to common shareholders for the third quarter ended September 30, 2005, included gains and fee income of $39,793,000 ($72,541,000 before deduction for minority interest in earnings of the operating partnership) resulting from the transaction with Galileo America, LLC ("Galileo"), which occurred in the third quarter of 2005. Additionally, net income available to common shareholders for the third quarter ended September 30, 2006, declined over the prior-year period due to increases in depreciation expense for the properties acquired during 2005.

       Net income available to common shareholders for the nine months ended September 30, 2006, was $55,878,000 compared with $106,247,000 for the nine months ended September 30, 2005. Net income available to common shareholders per diluted share for the nine months ended September 30, 2006, was $0.86 compared with $1.64 in the prior-year period. Net income available to common shareholders for the nine months ended September 30, 2005, included gains and fee income of $39,793,000 ($72,541,000 before deduction for minority interest in earnings of the operating partnership) resulting from the transaction with Galileo. Additionally, net income available to common shareholders for the nine months ended September 30, 2006, declined over the prior-year period due to increases in depreciation expense for the properties acquired during 2005.

         Funds from operations ("FFO") allocable to common shareholders for the third quarter ended September 30, 2006, was $50,910,000, compared with $62,761,000 for the third quarter ended September 30, 2005. FFO allocable to common shareholders for the nine months ended September 30, 2006, was $152,604,000 compared with $157,052,000 for the nine months ended September 30, 2005.

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

CBL Reports Third Quarter Results
Page 2
November 2, 2006

       FFO of the operating partnership was $91,654,000 for the third quarter of 2006, compared with $114,410,000 for the third quarter of 2005. FFO of the operating partnership for the nine months ended September 30, 2006, was $276,756,000 compared with $286,074,000 for the nine months ended September 30, 2005.

       FFO per share increased 8.3% to $0.78 for the third quarter ended September 30, 2006, compared with FFO per share in the prior-year period of $0.72 per share after adjustment for one-time gains and fee income of $0.26 per share related to the transaction with Galileo in 2005. FFO for the three months ended September 30, 2005, was $0.98 per share including one-time gains and fee income of $0.26. FFO per share for the nine months ended September 30, 2006, was $2.37 compared with $2.20 per share in the prior-year period after adjustment for one-time gains and fee income of $0.26 per share related to the Galileo transaction in 2005. FFO per share for the nine months ended September 30, 2005, was $2.46 per share including one-time gains and fee income of $0.26.

HIGHLIGHTS
|X| Total revenues increased 8.2% in the third quarter 2006 to $246,549,000 from $227,780,000 in the prior-year period. Total revenues increased 12.9% in the nine months ended September 30, 2006, to $728,849,000 from $645,525,000 in the comparable period a year ago.

|X| Same center net operating income for the portfolio for the quarter and nine months ended September 30, 2006, was unchanged and increased 2.4%, respectively, compared with a 6.4% and 6.9% increase, respectively, for the prior-year periods. Same center net operating income was impacted by the timing necessary for the re-leasing of vacant space resulting from significant bankruptcy and store-closures that occurred in the first quarter of 2006.

|X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls for the nine months ended September 30, 2006, increased 4.5% for those tenants who have reported sales, compared with a 3.3% increase for the prior-year period. For the twelve months ended September 30, 2006, sales per square foot increased 5.8% to $340 per square foot.

|X| The debt-to-total-market-capitalization ratio as of September 30, 2006, was 46.9% based on the common stock closing price of $41.91 and a fully converted common stock share count of 116,137,000 shares as of the same date. The debt-to-total-market-capitalization ratio as of September 30, 2005, was 42.3% based on the common stock closing price of $40.99 and a fully converted common stock share count of 115,338,000 shares as of the same date.

|X| Variable rate debt of $1,003,000 represents 10.1% of the total market capitalization for the Company and 21.6% of the Company's share of total consolidated and unconsolidated debt compared to 11.0% and 26.1%, respectively, in the prior year period.

         CBL's Chairman and Chief Executive Officer, Charles B. Lebovitz, said, "Strong sales growth by our mall shops of 4.5% year-to-date and healthy double-digit leasing spreads demonstrate that consumer and retailer demand in our markets remains high. The lifestyle elements and restaurants we are proactively adding to our properties are creating considerable excitement among retailers and shoppers. We expect these enhancements to continue to generate solid leasing results.

       "Our pipeline of new developments continues to grow and is receiving strong endorsement by retailers. We currently have over 1.0 million square feet of new properties, expansions and redevelopments scheduled to open in the fourth quarter - making for one of the most active quarters in recent years. Future developments are accelerating at an even greater pace as we currently have a 2007 development pipeline of announced projects approaching 2.5 million square feet. Over the next several years, these new developments should provide a continuing source of additional growth."

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
CBL Reports Third Quarter Results
Page 3
November 2, 2006


PORTFOLIO OCCUPANCY

                                                    September 30,
                                         ----------------------------------
                                             2006                  2005
                                         -------------        -------------
         Portfolio occupancy                  92.6%                  93.3%
           Mall portfolio                     92.3%                  93.2%
             Stabilized malls                 92.4%                  93.4%
             Non-stabilized malls             90.7%                  88.0%
         Associated centers                   94.9%                  94.5%
         Community centers                    88.3%                  92.8%

DIVIDEND
         Today CBL announced that the Board of Directors has approved a 10.4% increase in the regular quarterly cash dividend for the Company's Common Stock to $0.5050 per share for the quarter ending December 31, 2006. The dividend is payable on January 16, 2007, to shareholders of record as of December 29, 2006. The quarterly cash dividend equates to an annual dividend of $2.02 per share compared with the previous annual dividend of $1.83 per share. This increase represents CBL's fourteenth consecutive annual increase and the fifth consecutive double-digit annual increase in the common dividend.

 OTHER SIGNIFICANT EVENTS
          During the third quarter, CBL completed $317,000,000 in four separate new financings, secured by Hamilton Place Mall in Chattanooga, TN; Greenbrier Mall in Chesapeake, VA; Midland Mall in Midland, MI; and Chapel Hill Mall in Akron, OH. The fixed-rate loans replaced $249,700,000 in existing financing. Excess proceeds were used to reduce outstanding balances on the Company's lines of credit. As a result of the early extinguishment of the loans, CBL incurred a one-time charge of $935,000 for prepayment fees and the write-off of unamortized deferred financing costs, which was included in net income and FFO in the third quarter of 2006.

OUTLOOK AND GUIDANCE
       Based on today's outlook and the Company's third quarter results, the Company is providing guidance for 2006 FFO in the range of $3.33 to $3.38 per share. The full year guidance assumes NOI growth in the range of 1.5% to 2.5% and excludes the impact of any future unannounced acquisitions, gains on sales of outparcels, future lease termination fees and gains on sales of non-operating properties. The Company expects to update its annual guidance after each quarter's results.

                                                                                 Low         High
                                                                               ------      ------
         Expected diluted earnings per common share                             $1.35       $1.40
         Adjust to fully converted shares from common shares                    (0.59)      (0.62)
                                                                               ------      ------
         Expected earnings per diluted, fully converted common share             0.76        0.78
         Add: depreciation and amortization                                      2.03        2.03
         Add: gain on sales of interest in Galileo                              (0.07)      (0.07)
         Add: minority interest in earnings of Operating Partnership             0.61        0.64
                                                                               ------      ------
         Expected FFO per diluted, fully converted common share                 $3.33       $3.38
                                                                                =====       =====

INVESTOR CONFERENCE CALL AND SIMULCAST
       CBL & Associates Properties, Inc. will conduct a conference call at 10:00 a.m. ET on November 3, 2006, to discuss the third quarter results. The number to call for this interactive teleconference is (913) 981-5520. A seven-day replay of the conference call will be available by dialing (719) 457-0820 and entering the passcode 1564833. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.


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
CBL Reports Third Quarter Results
Page 4
November 2, 2006


       To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at (423) 490-8292.

       The Company will also provide an online Web simulcast and rebroadcast of its 2006 third quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at cblproperties.com, as well as www.streetevents.com and www.earnings.com, on November 3, 2006, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call and continue through November 17, 2006.

About CBL
         CBL is one of the largest and most experienced owners and developers of malls and shopping centers in the country. CBL owns, holds interests in or manages 128 properties, including 79 regional malls/open-air centers. The properties are located in 27 states and total 73.3 million square feet including
2.0 million square feet of non-owned shopping centers managed for third parties. CBL currently has nine projects under construction totaling 2.2 million square feet including Phase II of Gulf Coast Town Center in Ft. Myers, FL; one open-air shopping center; two community centers, four associated/lifestyle centers and a mall expansion. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, and Dallas, TX. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
         Funds From Operations ("FFO") is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and minority interests. Adjustments for unconsolidated partnerships and joint ventures and minority interests are calculated on the same basis. The Company defines FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company's method of calculating FFO allocable to common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

         The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, we believe that FFO enhances investors' understanding of our operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of our properties and interest rates, but also by the Company's capital structure.

         The Company presents both FFO of its operating partnership and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through the operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the minority interest in the operating partnership. The Company believes FFO allocable to common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income available to common shareholders.

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
CBL Reports Third Quarter Results
Page 5
November 2, 2006


         In the reconciliation of net income available to common shareholders to FFO allocable to common shareholders, the Company makes an adjustment to add back minority interest in earnings of the operating partnership in order to arrive at FFO of the operating partnership. The Company then applies a percentage to FFO of the operating partnership to arrive at FFO allocable to common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

         FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income
       Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

       Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

         Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt
         The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Reclassification
         Certain prior period amounts in the consolidated statements of operations have been reclassified to present marketing fund revenues and expenses on a gross basis in accordance with Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. As a result, the following amounts in the consolidated statements of operations have changed from the previously reported amounts for the three months and the nine months ended September 30, 2005: tenant reimbursements have increased by $5,619,000 and $15,394,000 respectively; other revenues have decreased by $754,000 and $2,294,000, respectively; and property operating expenses have increased by $4,865,000 and $13,100,000, respectively. This reclassification did not change previously reported amounts of net income available to common shareholders.

         Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

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
CBL Reports Third Quarter Results
Page 6
November 2, 2006

                                                                         Three Months Ended               Nine Months Ended
                                                                           September 30,                    September 30,
                                                                  -------------------------------- --------------------------------
                                                                       2006           2005              2006           2005
                                                                  -------------------------------- --------------------------------
 REVENUES:
   Minimum rents                                                       $   156,136    $   135,645       $   457,746    $   393,191
   Percentage rents                                                          3,413          3,114            11,716         12,963
   Other rents                                                               3,094          2,400            10,547          8,320
   Tenant reimbursements                                                    77,046         70,820           227,786        199,650
   Management, development and leasing fees                                  1,181         11,109             3,945         17,927
   Other                                                                     5,679          4,692            17,109         13,474
                                                                       ------------   ------------      -----------    -----------
     Total revenues                                                        246,549        227,780           728,849        645,525
                                                                       ------------   ------------      -----------    -----------

 EXPENSES:
   Property operating                                                       41,389         40,306           119,113        108,473
   Depreciation and amortization                                            62,604         45,453           171,841        130,048
   Real estate taxes                                                        20,266         16,020            60,059         47,332
   Maintenance and repairs                                                  13,846         12,373            40,112         36,607
   General and administrative                                                9,402         10,221            28,051         28,641
   Loss on impairment of real estate assets                                      -              -               274            262
   Other                                                                     5,127          3,769            13,815         10,256
                                                                       ------------   ------------      -----------    -----------
     Total expenses                                                        152,634        128,142           433,265        361,619
                                                                       ------------   ------------      -----------    -----------
 Income from operations                                                     93,915         99,638           295,584        283,906
 Interest income                                                             2,009          1,937             5,687          6,214
 Interest expense                                                          (63,884)       (52,646)         (191,474)      (151,822)
 Loss on extinguishment of debt                                               (935)           (44)             (935)          (928)
 Gain on sales of real estate assets                                         3,901         46,485             6,831         53,581
 Gain on sales of management contracts                                           -         21,619                 -         21,619
 Equity in earnings of unconsolidated affiliates                               621            995             3,807          6,769
 Minority interest in earnings:
   Operating partnership                                                   (12,075)       (49,455)          (47,930)       (87,176)
   Shopping center properties                                               (1,402)        (1,086)           (2,663)        (3,661)
                                                                       ------------   ------------      -----------    -----------
 Income before discontinued operations                                      22,150         67,443            68,907        128,502
 Operating income (loss) of discontinued operations                           (173)           290             2,680            755
 Gain (loss) on discontinued operations                                          2              2             7,217            (84)
                                                                       ------------   ------------      -----------    -----------
 Net income                                                                 21,979         67,735            78,804        129,173
 Preferred dividends                                                        (7,642)        (7,642)          (22,926)       (22,926)
 Net income available to common shareholders                           $    14,337    $    60,093       $    55,878    $   106,247
                                                                       ============   ============      ===========    ===========
 Basic per share data:
   Income before discontinued operations, net of preferred
    dividends                                                          $     0.23     $     0.95        $      0.72    $     1.68
   Discontinued operations                                                   (0.01)            -               0.16          0.01
                                                                       ------------   ------------      -----------    -----------
   Net income available to common shareholders                         $     0.22     $     0.95        $     0.88     $     1.69
                                                                       ============   ============      ===========    ===========
   Weighted average common shares outstanding                               64,174         62,940            63,616         62,693
 Diluted per share data:
   Income before discontinued operations, net of preferred
    dividends                                                          $     0.22     $     0.92        $      0.71    $      1.62
   Discontinued operations                                                      -              -               0.15           0.02
                                                                       ------------   ------------      -----------    -----------
   Net income available to common shareholders                         $     0.22     $     0.92        $     0.86     $     1.64
                                                                       ============   ============      ===========    ===========
   Weighted average common and potential dilutive
     common shares outstanding                                              65,496         65,253            65,086         64,973


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
CBL Reports Third Quarter Results
Page 7
November 2, 2006


The Company's calculation of FFO allocable to Company shareholders is as follows (in thousands, except per share data):

                                                                  Three Months Ended                  Nine Months Ended
                                                                    September 30,                      September 30,
                                                                2006             2005              2006             2005
                                                          ----------------------------------------------------------------------
Net income available to common shareholders                      $   14,337      $    60,093        $   55,878      $   106,247
Minority interest in earnings of operating partnership               12,075           49,455            47,930           87,176
Depreciation and amortization expense of:
      Consolidated properties                                        62,604           45,453           171,841          130,048
      Unconsolidated affiliates                                       3,377            2,207            10,020            6,127
      Discontinued operations                                             -              585               515              615
      Non-real estate assets                                           (218)            (188)             (623)            (553)
Minority investors' share of depreciation and amortization             (568)            (311)           (1,675)            (962)
(Gain) loss on:
      Sales of operating real estate assets                              49          (42,882)               87          (42,708)
      Discontinued operations                                            (2)              (2)           (7,217)              84
                                                           ----------------- ----------------    ----------------- --------------

Funds from operations of the operating partnership                   91,654          114,410           276,756          286,074
Percentage allocable to Company shareholders (1)                     55.55%           54.86%            55.14%           54.90%
                                                           ----------------- ----------------    ----------------- --------------
Funds from operations allocable to Company
      shareholders                                              $   50,910      $    62,761        $  152,604      $   157,052
                                                           ================= ================    ================= ==============
Basic per share data:
   Funds from operations                                        $     0.79      $      1.00        $     2.40       $     2.51
                                                           ================= ================    ================= ==============
  Weighted average common shares outstanding with
        operating partnership units fully converted                 115,534          114,737           115,371          114,197
Diluted per share data:
   Funds from operations                                        $     0.78      $      0.98        $     2.37       $     2.46
                                                           ================= ================    ================= ==============
  Weighted average common and potential dilutive
        common shares outstanding with operating
        partnership units fully converted                           116,856          117,050           116,840          116,477

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. SUPPLEMENTAL FFO INFORMATION:

Lease termination fees (2)                                         $    4,945    $     1,221       $   13,239      $     3,648
    Lease termination fees per share                               $     0.04    $      0.01       $     0.11      $      0.03

Straight-line rental income                                        $    1,767    $     1,667       $    3,986      $     4,755
    Straight-line rental income per share                          $     0.02    $      0.01       $     0.03      $      0.04

Gains on outparcel sales                                           $    3,625    $     2,544       $    8,133      $    11,177
    Gains on outparcel sales per share                             $     0.03    $      0.02       $     0.07      $      0.10

Amortization of acquired above- and below-market leases (3)        $    4,815    $     1,668       $    9,730      $     4,532
    Amortization of acquired above- and below-market leases                                        $     0.08
per share                                                          $     0.04    $      0.01                       $      0.04

Amortization of debt premiums                                      $    1,889    $     1,948       $    5,599      $     5,605
    Amortization of debt premiums per share                        $     0.02    $      0.02       $     0.05      $      0.05

Gain on sales of non operating properties                          $        -    $     1,288       $        -      $     2,509
    Gain on sales of non operating properties per share            $        -    $      0.01       $        -      $      0.02

Loss on impairment of real estate assets                           $        -    $         -       $    (274)      $     (262)
    Loss on impairment of real estate assets per share             $        -    $         -       $        -      $         -

(2) The amounts for the three months and nine months ended September 30, 2006, include $3,415 and $5,223, respectively, that is attributable to properties that are not included in same-center comparisons.
(3) The amounts for the three months and nine months ended September 30, 2006, include $3,711 and $5,152, respectively, that is attributable to properties that are not included in same-center comparisons.

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
CBL Reports Third Quarter Results
Page 8
November 2, 2006


Same-Center Net Operating Income
(Dollars in thousands)

                                                                           Three Months Ended          Nine Months Ended
                                                                             September 30,               September 30,
                                                                       ---------------------------  -------------------------
                                                                            2006         2005           2006        2005
                                                                       ---------------------------  -------------------------

Net income                                                                  $  21,979    $ 67,735       $ 78,804    $129,173
Adjustments:
Depreciation and amortization                                                  62,604      45,453        171,841      130,048
Depreciation and amortization from unconsolidated affiliates                    3,377       2,207         10,020       6,127
Depreciation and amortization from discontinued operations                          -         585            515         615
Minority investors' share of depreciation and amortization in
   shopping center properties                                                    (568)       (311)        (1,675)       (962)
Interest expense                                                               63,884      52,646        191,474     151,822
Interest expense from unconsolidated affiliates                                 4,485       3,009         13,154       9,069
Minority investors' share of interest expense in
   shopping center properties                                                  (1,276)       (390)        (3,627)     (1,160)
Loss on extinguishment of debt                                                    935          44            935         928
Abandoned projects expense                                                        359         336            294         475
Gain on sales of real estate assets                                            (3,901)    (68,104)        (6,831)    (75,200)
Loss on impairment of real estate assets                                            -           -            274         262
Gain on sales of real estate assets of unconsolidated affiliates                 (795)       (227)        (2,302)     (2,850)
Minority interest in earnings of operating partnership                         12,075      49,455         47,930      87,176
(Gain) loss on discontinued operations                                             (2)         (2)        (7,217)         84
                                                                       --------------  -----------  -------------  ----------

Operating partnership's share of total NOI                                    163,156     152,436        493,589     435,607
General and administrative expenses                                             9,402      10,221         28,051      28,641
Management fees and non-property level revenues                                (4,527)    (12,385)       (15,433)    (25,202)
                                                                       --------------  -----------  -------------  ----------
Operating partnership's share of property NOI                                 168,031     150,272        506,207     439,046
NOI of non-comparable centers                                                 (24,645)     (6,848)       (69,009)    (12,022)
                                                                       --------------  -----------  -------------  ----------
Total same center NOI                                                       $ 143,386    $143,424      $ 437,198    $427,024
                                                                       ==============  ===========  =============  ==========
Malls                                                                       $ 132,541    $133,226      $ 403,624    $395,986
Associated centers                                                              7,108       6,373         20,642      19,136
Community centers                                                                 843       1,131          2,965       3,502
Other                                                                           2,894       2,694          9,967       8,400
                                                                       --------------  -----------  -------------  ----------
Total same center NOI                                                       $ 143,386    $143,424      $ 437,198    $427,024
                                                                       ==============  ===========  =============  ==========

Percentage Change:
Malls                                                                           -0.5%                       1.9%
Associated centers                                                              11.5%                       7.9%
Community centers                                                              -25.5%                     -15.3%
Other                                                                            7.4%                      18.7%
                                                                       ---------------              -------------
Total same center NOI                                                            0.0%                       2.4%
                                                                       ===============              =============


                                     -MORE-

CBL Reports Third Quarter Results
Page 9
November 2, 2006


Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                     September 30, 2006
                                                                --------------------------------------------------------------
                                                                     Fixed Rate          Variable Rate           Total
                                                                --------------------- -------------------- -------------------
Consolidated debt                                                       $  3,488,207           $  976,209        $  4,464,416
Minority investors' share of consolidated debt                               (56,862)                   -             (56,862)
Company's share of unconsolidated affiliates' debt                           217,585               26,600             244,185
                                                                --------------------- -------------------- -------------------
Company's share of consolidated and unconsolidated debt                 $  3,648,930          $ 1,002,809        $  4,651,739
                                                                ===================== ==================== ===================
Weighted average interest rate                                                 5.97%                6.26%               6.03%
                                                                ===================== ==================== ===================

                                                                                     September 30, 2005
                                                                --------------------------------------------------------------
                                                                          Fixed Rate        Variable Rate               Total
                                                                --------------------- -------------------- -------------------
Consolidated debt                                                      $   2,710,984          $   953,102        $  3,664,086
Minority investors' share of consolidated debt                               (52,168)                   -             (52,168)
Company's share of unconsolidated affiliates' debt                           116,637               26,600             143,237
                                                                --------------------- -------------------- -------------------
Company's share of consolidated and unconsolidated debt                $   2,775,453          $   979,702       $   3,755,155
                                                                ===================== ==================== ===================
Weighted average interest rate                                                 6.37%                4.81%               5.96%
                                                                ===================== ==================== ===================

Debt-To-Total-Market Capitalization Ratio as of September 30, 2006 (In thousands, except stock price)

                                                                      Shares
                                                                    Outstanding         Stock Price (1)          Value
                                                                --------------------- -------------------- -------------------
Common stock and operating partnership units                                 116,137           $    41.91       $   4,867,302
8.75% Series B Cumulative Redeemable Preferred Stock                           2,000                50.00             100,000
7.75% Series C Cumulative Redeemable Preferred Stock                             460               250.00             115,000
7.375% Series D Cumulative Redeemable Preferred Stock                            700               250.00             175,000
                                                                                                           -------------------
Total market equity                                                                                                 5,257,302
Company's share of total debt                                                                                       4,651,739
                                                                                                           -------------------
Total market capitalization                                                                                     $   9,909,041
                                                                                                           ===================
Debt-to-total-market capitalization ratio                                                                               46.9%
                                                                                                           ===================

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on September 29, 2006. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                          Three Months Ended                         Nine Months Ended
                                                             September 30,                             September 30,
                                              -------------------------------------------  --------------------------------------
2006:                                                Basic                Diluted               Basic              Diluted
                                              ---------------------   -------------------  ----------------   -------------------
Weighted average shares - EPS                               64,174                65,496            63,616                65,086
Weighted average operating partnership units                51,360                51,360            51,755                51,754
                                              ---------------------   -------------------  ----------------   -------------------
Weighted average shares- FFO                              115,534                116,856           115,371               116,840
                                              =====================   ===================  ================   ===================

2005:

Weighted average shares - EPS                               62,940                65,253            62,693                64,973
Weighted average operating partnership units                51,797                51,797            51,504                51,504
                                              -------------------------------------------  ----------------   -------------------
Weighted average shares- FFO                               114,737               117,050           114,197               116,477
                                              ===========================================  ================   ===================


Dividend Payout Ratio                                     Three Months Ended                         Nine Months Ended
                                                             September 30,                             September 30,
                                              -------------------------------------------  --------------------------------------
                                                      2006                 2005                 2006                 2005
                                              -------------------------------------------  ----------------   -------------------
Weighted average dividend per share                    $   0.46387        $      0.41110       $   1.39164         $     1.22910
FFO per diluted, fully converted share                 $      0.78        $         0.98       $      2.37         $        2.46
                                              -------------------------------------------  ----------------   -------------------
Dividend payout ratio                                        59.5%                 41.9%             58.7%                 50.0%
                                              ===========================================  ================   ===================

                                     -MORE-

CBL Reports Third Quarter Results
Page 10
November 2, 2006


Consolidated Balance Sheets
(Unaudited,  in thousands except share data)

                                                                               September 30,     December 31,
                                                                                    2006             2005
                                                                              ---------------  ---------------
 ASSETS
 Real estate assets:
   Land                                                                       $    769,655     $   776,989
   Buildings and improvements                                                    5,781,710       5,698,669
                                                                              ---------------  ---------------
                                                                                 6,551,365       6,475,658
   Less: accumulated depreciation                                                 (872,048)       (727,907)
                                                                              ---------------  ---------------
                                                                                 5,679,317       5,747,751
   Real estate assets held for sale                                                      -          63,168
   Developments in progress                                                        318,033         133,509
                                                                              ---------------  ---------------
     Net investment in real estate assets                                        5,997,350       5,944,428
 Cash and cash equivalents                                                          33,560          28,838
 Receivables:
   Tenant, net of allowance                                                         61,068          55,056
   Other                                                                             9,304           6,235
 Mortgage notes receivable                                                          19,373          18,117
 Investment in unconsolidated affiliates                                            87,819          84,138
 Other assets                                                                      207,737         215,510
                                                                              ---------------  ---------------
                                                                               $ 6,416,211     $ 6,352,322
                                                                              ===============  ===============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                                              $ 4,464,416     $ 4,341,055
 Accounts payable and accrued liabilities                                          314,054         320,270
                                                                              ---------------  ---------------
     Total liabilities                                                           4,778,470       4,661,325
                                                                              ---------------  ---------------
 Commitments and contingencies
 Minority interests                                                                562,722         609,475
                                                                              ---------------  ---------------
 Shareholders' equity:
 Preferred Stock, $.01 par value, 15,000,000 shares authorized:
 8.75% Series B Cumulative Redeemable Preferred Stock,
   2,000,000 shares outstanding                                                         20              20
 7.75% Series C Cumulative Redeemable Preferred Stock,
   460,000 shares outstanding                                                            5               5

 7.375% Series D Cumulative Redeemable Preferred Stock,
   700,000 shares outstanding                                                            7               7
 Common Stock, $.01 par value, 180,000,000 shares authorized,
   64,778,624 and 62,512,816 issued and outstanding in 2006 and
   2005, respectively                                                                  648             625
 Additional paid-in capital                                                      1,054,487       1,037,764
 Deferred Compensation                                                                   -          (8,895)
 Accumulated other comprehensive income                                                907             288
 Retained earnings                                                                  18,945          51,708
                                                                              ---------------  ---------------
     Total shareholders' equity                                                  1,075,019       1,081,522
                                                                              ---------------  ---------------
                                                                               $ 6,416,211     $ 6,352,322
                                                                              ===============  ===============

                                     -END-